EXHIBIT 32.2

Certification Required by Rule 13a – 14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code

In connection with the Quarterly Report of Greif, Inc. (the “Company”) on Form 10-Q for the quarterly period ended July 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald S. Huml, the chief financial officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 9, 2005	/s/ Donald S. Huml
Donald S. Huml, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Greif, Inc. and will be retained by Greif, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.